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                                                                   EXHIBIT 99.1


For Immediate Release               Contact: Mark Romig (504) 581-7191, ext. 211
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              JCC HOLDING DIRECTORS ANNOUNCE STRATEGIC REALIGNMENT

         NEW ORLEANS - June 15, 2001 - JCC Holding Company today announced a strategic realignment designed to reduce costs, streamline the Company's activities and enhance its ability to adapt quickly to changing market conditions.

         JCC Holding, owner of Harrah's New Orleans Casino, announced a new seven-member Board of Directors, three of whom will be officially appointed to the Board following approval by Louisiana gaming regulators.

         Phil Satre was named Chairman of JCC Holding. He has been a JCC Holding Director since 2000. Satre is also Chairman and Chief Executive Officer of Harrah's Entertainment, Inc., owner of 49 percent of JCC Holding and manager of Harrah's New Orleans.

          "The reorganization of JCC Holding in March was the first step in achieving a solid financial footing and more stabilized operations," Satre said. "With that accomplished, the new Board believes the time is right to realign JCC Holding into a structure that focuses more narrowly on its public company accounting and reporting responsibilities and contractual obligations, thereby enhancing the long-term financial stability of the Company.

         "The new Board also wants to reduce duplicative costs in the government and community liaison functions of JCC Holding and Harrah's New Orleans," Satre said. "As a result, Fred Keeton, who has served as Vice President of Community Relations and Government Affairs at JCC Holding, will join Harrah's Entertainment to oversee those functions for Harrah's Louisiana and Mississippi operations. Fred has done a superb job of balancing the interests of, and creating strong relationships between, the casino and the community and is ready to move on to a new position."

         "The people of Louisiana have given Harrah's New Orleans another opportunity to continue providing significant, positive economic benefits to the city and the state," new Board member Paul Debban said. Debban is also Managing Director of Reorganized Securities Group, a division of The Seidler Companies, Inc. The Seidler Companies and affiliated clients have been long-time investors in Harrah's New Orleans.

         "We view today's announcement as a promise that we will be continuing to review JCC Holding's overhead and expenses, as well as the casino's operations, and will make the prudent decisions necessary to ensure the casino's long-term success for the community, the state and JCC Holding's shareholders," said Debban.

         The new outside Directors are experienced in making strategic decisions in a competitive business environment. Harrah's New Orleans competes with other land-based casinos in Mississippi that have attracted large numbers of casino players from Louisiana and other states.

                                     -more-

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         Subject to appropriate regulatory approval, the new JCC Holding board will include Satre, Debban and:

         o Preston Smart, Chairman and Chief Executive Officer of BayVen Capital, Inc., a privately held investment firm.

         o Rudy Cerone, a partner in McGlinchey Stafford, PLLC, a law firm located in New Orleans. He has served as a Director of JCC Holding since 1998.

         o Eddie Williams, President and Chief Executive Officer of the Joint Center for Political and Economic Studies and a Director of Harrah's Entertainment, Inc. He also has served as a JCC Holding Director since 1998.

         o Chris Lowden, former Executive Vice President of Operations for Santa Fe Gaming Corporation in Las Vegas, Nevada. He is a new Director of JCC Holding.

         o Anthony Sanfilippo, President of Harrah's Entertainment's Central Division. He is a new JCC Holding Director.

         JCC Holding's wholly owned subsidiary, Jazz Casino Company, LLC, has the exclusive license to own and operate the only land-based casino in Orleans Parish, Louisiana. Harrah's New Orleans Management Company, a subsidiary of Harrah's Entertainment, Inc., is the manager of the casino. The 100,000 square foot casino is located at Canal Street at the Mississippi River in downtown New Orleans, is adjacent to the French Quarter, the Aquarium of the Americas and the Ernest N. Morial Convention Center.

         Statements in this press release that are not historical fact, including particular statements about possible profitability, are forward-looking statements made pursuant to the safe-harbor provision of the Private Securities Litigation Reform Act of 1995. Future performance involves numerous risks and uncertainties, and actual results could differ materially from those expressed in any forward-looking statements as a result of actual revenues and expenses, possible accounting adjustments, approval of Directors by the Louisiana Gaming Regulators and other factors that are contained in documents the Company files with the U.S. Securities and Exchange Commission. Readers are encouraged to refer to these reports.

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